UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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☐	Preliminary Information Statement
☒	Definitive Information Statement
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Checkpoint Therapeutics, Inc.
(Name of Registrant As Specified In Charter)

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NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE VOTING POWER OF OUR CAPITAL STOCK

THIS INFORMATION STATEMENT IS BEING PROVIDED
TO YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

GENERAL INFORMATION

This Notice and the accompanying Information Statement (“Information Statement”) are being furnished by Checkpoint Therapeutics, Inc., a Delaware corporation (the “Company”) to the holders of shares of our common stock, par value $0.0001 per share (“Common Stock”) to inform you that, on November 3, 2022, the Board of Directors of the Company (the “Board”) adopted resolutions of the Board to (i) approve and recommend stockholder approval of a 1:10 reverse split of our Common Stock (the “Reverse Stock Split”), (ii) approve and recommend stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to reduce the number of our authorized shares of Common Stock from 135,000,000 to 50,000,000, of which 700,000 shares are designated as Class A Common Stock (the “Certificate of Incorporation Amendment”), and (iii) approve and recommend stockholder approval of an amendment to the Amended and Restated 2015 Incentive Plan, as amended (the “Plan”) to increase the number of shares issuable thereunder, after giving effect to the Reverse Stock Split, from 900,000 to 3,000,000, (the “Plan Amendment”) (together, the Reverse Stock Split, Certificate of Incorporation Amendment, and the Plan Amendment are referred to as the “Corporate Actions”). On November 3, 2022, the holders of a majority in voting power of issued and outstanding shares of our Common Stock, which includes issued and outstanding shares of our Class A Common Stock (together, the “Majority Holders”), approved the Corporate Actions by written consent in lieu of a meeting (the “Written Consent”).

The accompanying Information Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. We are also furnishing the Information Statement to our stockholders in satisfaction of the notice requirement under Section 228 of the Delaware General Corporation Law (“DGCL”). Because the Written Consent of the Majority Holders satisfies all applicable stockholder voting requirements, the Board is not soliciting your proxy or consent in connection with the matters discussed above. You are urged to read the Information Statement carefully and in its entirety for a description of the action taken by the Company and the Majority Holders.

The Corporate Actions will not become effective before the date which is 20 days after the Information Statement is first mailed to our stockholders. The Information statement is being mailed on or about November 14, 2022.

This is not a notice of special meeting of stockholders and no stockholder meeting will be held to consider any matter which is described herein. We are not asking you for a consent or proxy and you are requested not to send us a consent or proxy.

Dated: November 14, 2022	By Order of the Board of Directors,

/s/ James F. Oliviero
James F. Oliviero
President and Chief Executive Officer

Checkpoint Therapeutics, Inc.
95 Sawyer Road, Suite 110
Waltham, MA 02453

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
EXCHANGE ACT OF 1934, AS AMENDED

This Information Statement (the “Information Statement”) is being mailed on or about November 14, 2022 to the holders of record at the close of business on November 7, 2022 (the “Record Date”) of the shares of common stock, par value $0.0001 per share (“Common Stock”) of Checkpoint Therapeutics, Inc., a Delaware corporation (“Checkpoint”, “we,” “our,” “us,” or the “Company”), in connection with an action taken by written consent (the “Written Consent”) of the holders of a majority in voting power of issued and outstanding shares of our Common Stock, which includes issued and outstanding shares of our Class A common stock (the “Class A Common Stock”) (together, the “Majority Holders”) in lieu of a meeting to approve (i) a 1:10 reverse split of our Common Stock (the “Reverse Stock Split”), (ii) an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), to decrease the authorized number of shares of our Common Stock from 135,000,000 to 50,000,000, of which 700,000 shares are designated as Class A Common Stock (the “Certificate of Incorporation Amendment”), and (iii) an amendment to the Amended and Restated 2015 Incentive Plan, as amended (the “Plan”) to increase the number of shares issuable thereunder, after giving effect to the Reverse Stock Split, from 900,000 to 3,000,000, (the “Plan Amendment”) (together, the Reverse Stock Split, Certificate of Incorporation Amendment, and the Plan Amendment are referred to as the “Corporate Actions”).

No vote or other consent of our stockholders is solicited in connection with this information statement. We are not asking you for a proxy and you are requested not to send us a proxy.

As of November 3, 2022, stockholders who beneficially hold 10,914,552 shares of our issued and outstanding Common Stock and 7,000,000 shares of our Class A Common Stock, or approximately 58% of the voting power of our outstanding voting securities, executed and delivered the Written Consent approving the Corporate Actions. Because the action was approved by the written consent of stockholders holding a majority of our outstanding voting securities, no proxies are being solicited with this Information Statement. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely to advise stockholders of the action taken by the Written Consent.

Section 228 of the Delaware General Corporation Law (the “DGCL”) generally provides that any action required to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent thereto is signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Pursuant to Section 242 of the DGCL, a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to amend our Certificate to effect the Amendment. In order to eliminate the costs and management time involved in obtaining proxies and to effect the above action as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and successfully obtained, written consent of the Majority Holders.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to our stockholders of record on the Record Date. The Amendment will not become effective before the date which is 20 days after this Information Statement is first mailed to our stockholders. The 20-day period is expected to conclude on or about December 5, 2022.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

The close of business on November 7, 2022 has been fixed as the Record Date for determining the identity of stockholders who are entitled to receive this Information Statement. As of the date of Written Consent, we had issued and outstanding 86,018,820 shares of common stock and 7,000,000 shares of Class A Common Stock entitled to vote. Such shares are stated prior to giving effect to the Reverse Stock Split. Each share of common stock is entitled to one vote on each matter to be voted upon at a meeting or via written consent. Each share of Class A Common Stock is entitled to the number of votes that is equal to one and one-tenth times a fraction, the numerator of which is the sum of the shares of outstanding common stock and the denominator of which is the number of shares of outstanding Class A Common Stock. As of the date of Written Consent, there were a total of 180,639,522 votes outstanding (86,018,820 common stock votes plus 94,620,702 Class A Common Stock votes).

Pursuant to Section 228 of the DGCL, unless otherwise provided in the Certificate, any corporate action required to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all members having a right to vote thereon were present and voted. The Majority Holders, who held in the aggregate the equivalent of 105,535,254 votes, or approximately 58% of the voting equity of the Company, voted in favor of the Corporate Actions by executing the Written Consent in lieu of a meeting in accordance with our Bylaws and the DGCL. The Written Consent is sufficient under the DGCL and our Bylaws to approve and adopt the Corporate Actions described in this Information Statement. Consequently, no further stockholder action is required.

Under the DGCL, the Company’s stockholders are not entitled to dissenters’ rights with respect to the Corporate Actions and the Company will not independently provide stockholders with any such right.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our officers and directors, nor any of their associates, have any interest in the actions approved by our stockholders and described in this Information Statement except in their capacity as holders of our common stock (which interest does not differ from that of the other holders of our common stock).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of October 31, 2022, with respect to the holdings of: (i) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (ii) each of our directors, nominees for director and named executive officers; and (iii) all directors and executive officers as a group. In accordance with applicable Securities and Exchange Commission (the “SEC”) rules, the number of shares reflected as beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC. Under those rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after October 31, 2022, through the exercise of any stock option, warrants or other rights. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Applicable percentages are based upon 86,018,820 shares of our common stock, and 7,000,000 shares of our Class A Common Stock outstanding as of October 31, 2022. Such shares are stated prior to giving effect to the Reverse Stock Split.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner (1)	Number of Shares and Nature of Beneficial Ownership		Percentage of Total Common Stock
Michael S. Weiss	626,401	(2)	0.7%
James F. Oliviero	1,962,003		2.3%
William Garrett Gray	543,910		0.6%
Lindsay A. Rosenwald, M.D.	826,401	(2)	1.0%
Neil Herskowitz	176,401		0.2%
Christian Béchon	149,953		0.2%
Barry Salzman	176,401		0.2%
Scott Boilen	198.621		0.2%
All executive officers and directors as a group	3,660,091	(3)	4.3%
5% or Greater Stockholders:
Fortress Biotech, Inc.	10,914,552	(4)	12.7	%(4)

(1) The address of each of the directors, and officers stock listed is c/o Checkpoint Therapeutics, Inc., 95 Sawyer Road, Suite 110, Waltham, MA 02453.

(2) Includes 500,000 warrants issued by Fortress to each of Mr. Weiss and Dr. Rosenwald that cover shares of our common stock that are owned by Fortress. These do not represent equity compensation by us to either Mr. Weiss or Dr. Rosenwald.

(3) The total calculation for all executive officers and directors as a group does not include Mr. Weiss’s and Dr. Rosenwald’s warrants, which have not yet been exercised. The shares underlying the warrants are currently held by Fortress and are included in the 10,914,552 shares of common stock shown as held by Fortress.

(4) The address of Fortress Biotech is 1111 Kane Concourse Suite 301, Bay Harbor Island, FL 33154. Includes 1,000,000 shares of common stock underlying the warrants granted by Fortress to Mr. Weiss and Dr. Rosenwald.

	Class A Common Stock Beneficially Owned
Name and Address of Beneficial Owner (1)	Number of Shares and Nature of Beneficial Ownership	Percentage of Total Class A Common Stock
Fortress Biotech, Inc.	7,000,000	100.0%

(1) The address of Fortress Biotech is 1111 Kane Concourse Suite 301, Bay Harbor Island, FL 33154.

	Common Stock Beneficially Owned Assuming Conversion of Class A Common to Common
Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership		Percentage of Total Common Stock
Fortress Biotech, Inc.	17,914,552	(1)	19.3	%(2)

(1) Assumes one-for-one conversion of 7,000,000 shares of Class A Common Stock to 7,000,000 shares of common stock.

(2) Calculated by aggregating 10,914,552 shares of common stock outstanding plus 7,000,000 shares of Class A Common Stock outstanding (Fortress’ aggregated ownership on an as-converted basis), divided by 93,018,820.

Executive and Director Compensation

Summary Compensation Table

The following table sets forth information concerning compensation paid by us to our named executive officers for their services rendered to us in all capacities during the years ended December 31, 2021 and 2020. Any information in this section is stated prior to giving effect to the Reverse Stock Split.

					Non-Equity
					Incentive Plan	All Other
		Salary	Bonus	Stock Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)	($)(2)	($)
James F. Oliviero III	2021	540,000	-	1,417,570	334,800	-	2,292,370
President, Chief Executive Officer and Director	2020	515,000	-	1,453,140	319,300	-	2,287,440
William Garrett Gray	2021	250,000	-	397,130	93,000	7,938	748,068
Chief Financial Officer, Corporate Secretary and Treasurer	2020	210,000	-	381,510	78,120	7,876	677,506

(1) Reflects the aggregate grant date fair value of restricted stock granted during the fiscal year calculated in accordance with FASB ASC Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant and does not take into account any estimated forfeitures. The grant date fair value of the stock awards also does not take into account any stock awards which vest upon certain corporate milestones when the “measurement date” for accounting purposes for such awards has not yet occurred and the fair value is uncertain. For such awards, stock-based compensation is measured and recorded if and when a milestone occurs, and the compensation for such awards are reflected in the table in such year the compensation is recorded.

(2) Reflects 401(k) company contributions for Mr. Gray.

Narrative to Summary Compensation Table

Employment Agreement with Mr. Oliviero

On October 13, 2015, we entered into an employment agreement with Mr. Oliviero (the “Employment Agreement”), pursuant to which he received an initial annualized salary of $395,000. As part of his annual review in December 2021, the Board raised his base salary to $594,000 effective as of January 1, 2022. The Employment Agreement further provides for an incentive bonus linked to the realization of goals and objectives to be established annually by agreement between Mr. Oliviero and our Chairman. The achievement of these goals and objectives (as determined by the Chairman) may result in a target annual award of up to fifty percent (50%) of Mr. Oliviero’s annual salary, with a maximum annual award of up to seventy-five percent (75%). Mr. Oliviero’s incentive award for 2021 is described under “Annual Incentive Bonus” below. The Employment Agreement provides Mr. Oliviero with severance benefits upon certain terminations of employment, as described below. In each case, the severance benefits are conditioned upon Mr. Oliviero’s execution and non-revocation of a release of claims against the Company.

Equity Awards. In connection with the execution of the Employment Agreement, Mr. Oliviero received 1,000,000 restricted shares (the “Restricted Shares”), which are subject to a repurchase right in favor of the Company that lapses as such Restricted Shares vest, as described in footnote (2) to the Outstanding Equity Awards table.

Termination without Cause; Resignation for Good Reason (Not in Connection with a Change in Control). If we terminate Mr. Oliviero’s employment without “cause” or Mr. Oliviero resigns for “good reason” (as such terms are defined in the Employment Agreement), at any time other than at the time of, or within 18 months following, a change in control, then he will receive: (i) continuation of his then-current base salary for 12 months, payable in accordance with our normal payroll practices; and (ii) reimbursement for COBRA premiums for 12 months. He will also be entitled to acceleration of vesting with respect to his equity awards, as described below under “Acceleration of Vesting of Equity Awards.”

Termination without Cause; Resignation for Good Reason (In Connection with a Change in Control). If we terminate Mr. Oliviero’s employment without “cause” or Mr. Oliviero resigns for “good reason” upon the occurrence of, or within 18 months following, a change in control, then he will receive: (i) a lump sum payment equal to the sum of (A) 150% of his then-current base salary, plus (B) 150% of the actual amount (if any) of the annual bonus paid or payable to him for the year immediately preceding the year in which the termination occurs, payable in a single lump sum; and (ii) reimbursement for COBRA premiums for 12 months. He will also be entitled to acceleration of vesting with respect to his equity awards, as described below under “Acceleration of Vesting of Equity Awards.”

Termination due to Death or Disability. If Mr. Oliviero’s employment terminates as a result of his death or “disability” (as defined in the Employment Agreement), then he (or his estate, if applicable) will receive continuation of his then-current base salary for 4 months, payable in accordance with our normal payroll practices.

Employment Arrangement with Mr. Gray

Mr. Gray does not have an employment agreement. Mr. Gray’s base salary for 2021 was $250,000.

Annual Incentive Bonus

In 2021, Mr. Oliviero was eligible to earn a target annual cash incentive equal to 50% of his base salary per the terms of his Employment Agreement and Mr. Gray was eligible to earn a target annual cash incentive equal to 30% of his base salary in 2021.

Both executives’ annual cash incentive awards were based upon the Company’s performance against pre-established corporate goals and objectives, which included a combination of clinical, nonclinical and regulatory goals related to our products (weighted at an aggregate of 80% of the target awards) as well as other corporate development goals (weighted at 20% of the target awards), and each executive’s individual performance based upon subjective performance reviews. Also, reach goals were identified and provided additional opportunities of obtaining an annual incentive award. The goals were achieved at an aggregate level of 124% reflecting the successful achievement of clinical, nonclinical, regulatory and corporate development goals as well as some of our reach goals. Accordingly, the executives were paid 124% of their target bonus amounts. The actual amounts paid to the executives pursuant to their annual cash incentive awards and bonuses are reported in the “Summary Compensation Table” as non-equity incentive plan compensation.

Equity Awards

The Compensation Committee has granted each of Messrs. Oliviero and Gray equity awards under our Checkpoint Therapeutics, Inc. Amended and Restated 2015 Incentive Plan (the “2015 Plan”). In 2021, Mr. Oliviero received an award of 539,000 restricted shares, and Mr. Gray received an award of 151,000 restricted shares, both of which vest as described in footnote (8) to the Outstanding Equity Awards table below.

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested ($)
Mr. Oliviero	444,444	(2)	1,382,221	555,556	(2)	1,727,779
	325,000	(3)	1,010,750	-		-
	81,250	(4)	252,688	-		-
	485,000	(5)	1,508,350	-		-
	598,000	(7)	1,859,780	-		-
	539,000	(8)	1,676,290
Mr. Gray	12,500	(4)	38,875	-		-
	45,000	(6)	139,950	-		-
	157,000	(7)	488,270	-		-
	151,000	(8)	469,610

(1)	Market value is based on $3.11 per share, the closing price of our common stock on the Nasdaq Capital Market on December 31, 2021, the last trading day of the fiscal year.

(2)	The Restricted Shares vest as follows: (i) 444,444 shares will vest on the earlier to occur of: (A) January 1, 2022 or (B) termination of Mr. Oliviero’s employment as a result of his death or disability (as defined in the Employment Agreement); (ii) 111,111 shares will vest on the later to occur of (A) the Company’s achievement of fully-diluted “market capitalization” (as defined in the Employment Agreement”) of $500,000,000 or (B) January 1, 2022, provided, however, that should Mr. Oliviero’s employment with the Company terminate as a result of his death or disability and prior to such termination or within four months of such termination, any market capitalization milestone is achieved, the respective shares for such achieved market capitalization milestone(s) shall immediately vest and become non-forfeitable; (iii) 111,111 shares will vest on the later to occur of (A) the Company’s achievement of a fully-diluted market capitalization of $750,000,000 or (B) January 1, 2022, provided, however, that should Mr. Oliviero’s employment with the Company terminate as a result of his death or disability and prior to such termination or within four months of such termination, any market capitalization milestone is achieved, the respective shares for such achieved market capitalization milestone(s) shall immediately vest and become non-forfeitable; (iv) 166,667 shares will vest on the earlier to occur of (A) the Company’s first “corporate development transaction” (as defined in the Employment Agreement) or (B) the first FDA approval of a Company product or medical device; and, (v) 166,667 shares will vest on the earlier to occur of (A) the Company’s second corporate development transaction or (B) a second FDA approval of a Company product or medical device.

(3)	The restricted shares vest as follows: 100% on the earlier to occur of (A) January 1, 2022 or (B) termination of Mr. Oliviero’s employment as a result of his death or disability (as defined in the Employment Agreement).

(4)	The restricted shares vest as follows: 100% on January 30, 2022, subject to Messrs. Oliviero and Gray’s continued employment with us on the vesting date.

(5)	The restricted shares vest as follows: 50% on the earlier to occur of (A) January 24, 2022 or (B) termination of Mr. Oliviero’s employment as a result of his death or disability (as defined in the Employment Agreement) and 25% each on January 24, 2022 and January 24, 2023, subject to Mr. Oliviero’s continued employment with us on each vesting date.

(6)	The restricted shares vest as follows: 50% each on January 24, 2022 and January 24, 2023, subject to Mr. Gray’s continued employment with us on each vesting date.

(7)	The restricted shares vest as follows: 50% on February 24, 2022 and 25% each on February 24, 2023 and February 24, 2024, subject to Messrs. Oliviero and Gray’s continued employment with us on each vesting date.

(8)	The restricted shares vest as follows: 25% each on January 6, 2022, January 6, 2023, January 6, 2024 and January 6, 2025, subject to Messrs. Oliviero and Gray’s continued employment with us on each vesting date.

Potential Payments upon Termination or Change in Control

As detailed above, we have an Employment Agreement with Mr. Oliviero that provides certain compensation and benefits in the event of a termination of his employment or change in control under certain conditions. In addition, Mr. Oliviero’s Employment Agreement and our equity plan provides certain equity award benefits in connection with a termination or change in control.

Acceleration of Vesting of Equity Awards

Mr. Oliviero’s Restricted Shares

•	If we terminate Mr. Oliviero’s employment without “cause” or Mr. Oliviero resigns for “good reason,” at any time other than at the time of, or within 18 months following, a change in control, then (i) his unvested equity awards that would have vested if he had continued employment for one year after his date of termination will become fully vested and he will have 12 months following his date of termination to exercise any outstanding stock options; and (ii) his Restricted Shares subject to the market capitalization milestones or the FDA approval milestones, to the extent outstanding as of the date of termination, will remain outstanding for a period of 6 months following the date of termination and to the extent that such milestones are achieved during such 6-month period, such Restricted Shares will vest.

•	If we terminate Mr. Oliviero’s employment without “cause” or Mr. Oliviero resigns for “good reason” upon the occurrence of, or within 18 months following, a change in control, then all of his unvested equity awards will become fully vested and he will have 12 months following the date of termination to exercise any outstanding stock options.

•	If Mr. Oliviero’s employment terminates as a result of his death or “disability,” then (i) his unvested equity awards that would have vested if he had continued employment for one year after his date of termination will become fully vested and he will have 12 months following his date of termination to exercise any outstanding stock options; and (ii) his Restricted Shares subject to the market capitalization milestones or the FDA approval milestones, to the extent outstanding as of the date of termination, will remain outstanding for a period of 4 months following the date of termination and to the extent that such milestones are achieved during such 4-month period, such Restricted Shares will vest.

•	All of the Restricted Shares provided for in the Employment Agreement will vest upon the earlier occurrence of a “change in our control” of the Company, as defined in the Employment Agreement, in which the company is valued in excess of $500,000,000 (on a fully diluted basis).

Other Awards Granted under the 2015 Incentive Plan

•	Unless otherwise provided in an award certificate or any special plan document governing an award, upon the occurrence of a change in control of our company, as defined in the 2015 Plan, (i) all outstanding options, SARs and other awards in the nature of rights that may be exercised will become fully exercisable; (ii) all time-based vesting restrictions on outstanding awards will lapse; and (iii) the payout opportunities attainable under all outstanding performance-based awards will vest based on target performance and the awards will pay out on a pro rata basis, based on the time elapsed prior to the change in control.

•	The Compensation Committee may, in its discretion, accelerate the vesting and/or payment of any awards for any reason, subject to certain limitations under Section 409A of the Internal Revenue Code. The Compensation Committee may discriminate among participants or among awards in exercising such discretion.

DIRECTOR COMPENSATION

Director Compensation Program

In January 2016, our directors adopted a Non-Employee Directors Compensation Plan, which was amended and restated in July 2017, for our non-employee directors pursuant to our Amended and Restated 2015 Incentive Plan. Any information in this section is stated prior to giving effect to the Reverse Stock Split. Our non-employee directors receive the following compensation:

Cash Compensation:

•	$50,000 annual retainer; and

•	$10,000 additional annual retainer for the Audit Committee Chair.

Equity Compensation:

•	Initial Equity Grant: 50,000 shares of restricted stock, which shares shall vest and become non-forfeitable in equal annual installments over three years, beginning on the third (3rd) anniversary of the grant date, subject to the director’s continued service on the board of directors on such date.

•	Re-Election Equity Grant: The greater of (i) a number of shares of restricted stock having a fair market value on the grant date of $50,000, or (ii) 10,000 shares of restricted stock, which shares shall vest and become non-forfeitable on the third (3rd) anniversary of the grant date, subject to the director’s continued service on the board of directors on such date.

In addition, each non-employee director receives reimbursement for reasonable travel expenses incurred in attending meetings of our board of directors and meetings of committees of our board of directors.

2021 Director Compensation Table

The following table sets forth the cash and other compensation we paid to the non-employee members of our Board of Directors for all services in all capacities during 2021.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Neil Herskowitz	60,000	50,001	110,001
Barry Salzman	50,000	50,001	100,001
Scott Boilen	50,000	50,001	100,001
Christian Béchon	50,000	50,001	100,001
Michael S. Weiss(3)	60,000	50,001	110,001
Lindsay A. Rosenwald	50,000	50,001	100,001

(1)	Represents cash retainer for serving on our Board and committees of the Board.

(2)	Reflects the aggregate grant date fair value of restricted stock granted during the fiscal year calculated in accordance with FASB ASC Topic 718.

(3)	Reflects the compensation paid under an Advisory Agreement with Caribe BioAdvisors, LLC for the service of Mr. Weiss as Chairman of the Board.

ACTIONS BY BOARD OF DIRECTORS AND MAJORITY HOLDERS

Reverse Stock Split

Our Board and Majority Holders have approved a proposal to (i) effect a 1:10 reverse stock split of our Common Stock, which includes Class A Common Stock, and (ii) reduce the number of our authorized shares of Common Stock from 135,000,000 to 50,000,000, of which 700,000 shares are designated as Class A Common Stock. Following the twentieth (20th) day after the mailing of this Information Statement to the Company’s stockholders, our Board will have the authority, in its sole discretion, without further action by our stockholders, to effect the reverse stock split and reduction in our number of authorized shares of common stock. Once implemented by the Board, 10 shares of outstanding Common Stock will be automatically converted into one share of Common Stock and the number of authorized shares will be reduced. The Reverse Stock Split would result in each holder of our capital stock on the date the Reverse Stock Split is effective owning fewer shares of Common and Class A Common Stock, respectively, than they owned immediately before the Reverse Stock Split. Our outstanding warrants and other convertible rights and their respective exercise prices will each be proportionally adjusted. When the Reverse Stock Split is implemented, the rights and preferences of the outstanding shares of the common stock will remain the same after the reverse stock split.

The Certificate of Amendment of the Company’s Amended and Restated Certificate of Incorporation that reflects the decrease in the authorized Common Stock is attached hereto as Appendix A. The decrease in authorized Common Stock will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to the Company’s stockholders.

Upon the effectiveness of the reverse stock split, except as explained below with respect to fractional shares, each share of our issued and outstanding common stock will be combined, automatically and without any action on the part of our stockholders, into a lesser number of shares of our common stock calculated in accordance with the reverse stock split ratio. No fractional shares will be issued in connection with the reverse stock split. Instead, stockholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of common stock that is not evenly divided by the reverse split ratio, will be entitled to receive a cash payment, without interest or deduction, rounded to the nearest cent, in an amount equal to the product obtained by multiplying (a) the closing price per share of our common stock as reported on the Nasdaq Stock Market as of the date of the effective time of the reverse stock split, by (b) the fraction of one share owned by the stockholder.

We believe that the Reverse Stock Split is in the best interest of the Company and our stockholders for a number of reasons including allowing the Company to remain compliant with listing requirements of the Nasdaq Capital Market. While the Reverse Stock Split is expected to increase the price per share of the Common Stock there can be no assurance that the Common Stock will trade at a price relative to the reverse split or sustain any new increased price per share.

Effect of the Reverse Stock Split

The Reverse Stock Split will decrease the number of outstanding shares of our common stock, but will not affect any stockholder’s proportionate interest in our company, except for minor differences that will result from the treatment of fractional shares of the company resulting from the reverse stock split. The par value of the Common Stock will remain as $0.0001. All share and per share information will be retroactively adjusted to reflect the reverse stock split in our future financial reports and regulatory filings.

In connection with the reverse stock split, we are also reducing the number of our authorized shares from 135,000,000 to 50,000,000, of which 700,000 shares are designated as Class A Common Stock. Accordingly, without giving effect to the treatment of any fractional shares that stockholders would have received as a result of the reverse stock split, the number of shares remaining available for issuance after the reverse stock split will, as a percentage of all authorized shares, be somewhat greater. The company will retain the corporate authority to issue in the future up to all such additional remaining shares of authorized but unissued common stock. These shares may be issued without stockholder approval at any time in the sole discretion of our Board. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our company. Any decision to issue additional shares will reduce the percentage of our stockholders' equity held by our current stockholders and could dilute our net tangible book value.

After the Reverse Stock Split, transmittal forms will be provided to each holder of record of our common stock to be used in the exchange of certificates of our common stock to reflect the Reverse Stock Split.

We request that stockholders do not send us any stock certificates at this time.

No Appraisal Rights

Under the DGCL, stockholders are not entitled to appraisal rights with respect to the proposed reverse stock split and amendment to our articles of incorporation.

United States Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock. This summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including any state, local or foreign tax consequences or other tax considerations that arise from rules of general application that may be applicable to all taxpayers or to certain classes of taxpayers or any tax considerations that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons who may be subject to special treatment under U.S. federal income tax law or persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, (the “Code”) the U.S. Treasury regulations promulgated thereunder, and related administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership, for federal income tax purposes. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

The reverse stock split should generally be treated as a “recapitalization” for U.S. federal income tax purposes. Therefore, except with respect to the receipt of cash by certain holders in lieu of fractional shares (as discussed further below), no gain or loss should be recognized by a U.S. holder upon the reverse stock split. Accordingly, the aggregate tax basis in the common stock received pursuant to the reverse stock split should equal the aggregate tax basis in the common stock surrendered and the holding period for the common stock received should include the holding period for the common stock surrendered. The U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered for the shares of our common stock received pursuant to the reverse stock split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such dates.

A U.S. holder of pre-split common stock who receives a cash payment from the company in exchange for fractional shares generally will be treated as having exchanged such fractional shares for cash in a redemption that is subject to Section 302 of the Code. Under Section 302 of the Code, the exchange of common stock (including any fractional share thereof) for cash will be treated as a “sale or exchange” for U.S. federal income tax purposes, and not as a distribution under Section 301 of the Code, if the receipt of cash by the U.S. holder (a) is a “substantially disproportionate” with respect to the U.S. holder, (b) results in a “complete termination” of the U.S. holder’s interest in the company, or (c) is “not essentially equivalent to a dividend” with respect to the U.S. holder, in each case taking into account shares both actually and constructively owned by such holder (under certain constructive ownership rules).

Complete Redemption. The receipt of cash by a U.S. holder will be a “complete redemption” of such holder’s common stock in our company if either (i) all of the stock actually and constructively owned by the stockholder (including shares of stock constructively owned as a result of the ownership of options) is sold; or (ii) all of stock actually owned by the stockholder is sold, and the stockholder is eligible to waive, and effectively waives, the attribution of all shares constructively owned by the stockholder in accordance with the procedures described in Section 302(c)(2) of the Code. U.S. holders of our common stock wishing to satisfy the “complete redemption” test through waiver of attribution in accordance with the procedures described in Section 302(c)(2) of the Code should consult their tax advisors concerning the mechanics and desirability of such a waiver. A U.S. holder who holds options to acquire shares of our common stock will be treated as the constructive owner of such shares of common stock, and therefore will not be eligible for “complete termination” treatment.

Substantially Disproportionate. The receipt of cash by a U.S. holder will be “substantially disproportionate” if (i) the percentage of our outstanding common stock actually and constructively owned by the U.S. holder immediately following the redemption is less than 80% of the percentage of our outstanding common stock actually and constructively owned by the U.S. holder immediately before the redemption; and (ii) immediately following the redemption, the U.S. holder owns less than 50% of our common stock. In no event will the exchange of common stock for cash in lieu of the receipt of fractional shares in the reverse stock split be substantially disproportionate with respect to a U.S. holder that owns 50% or more of the combined voting power of the company immediately following the exchange. U.S. holders of our common stock should consult their tax advisors concerning the application of the substantially disproportionate test to their particular circumstances.

Not Essentially Equivalent to a Dividend. A distribution is not essentially equivalent to a dividend if the U.S. holder undergoes a “meaningful reduction” in such holder’s proportionate interest in the company. Whether a U.S. holder who receives cash in lieu of fractional shares will have a meaningful reduction in ownership will depend on all of the facts and circumstances existing at and around the time of the reverse stock split, including the size of the holder’s percentage interest in our common stock before and after the reverse stock split. In this regard, the Internal Revenue Service has indicated in published rulings that any reduction in the percentage interest of a public company stockholder whose relative stock interest is minimal (an interest of less than 1% of the outstanding company common stock should satisfy this requirement) and who exercises no control over corporate affairs should constitute a meaningful reduction in such stockholder’s interest. However, some stockholders receiving cash in lieu of a fractional share will have an increase in their percentage ownership interest in the company and therefore could be subject to dividend treatment on the receipt of cash in lieu of such fractional share ownership interest.

If the redemption is treated as a sale for U.S. federal income tax purposes, the U.S. holder will recognize capital gain or loss equal to the difference between the portion of the tax basis of the post-split shares allocated to the fractional share interest and the cash received. If the redemption does not meet one of the tests in Section 302 of the Code, the cash distribution will be treated as a distribution under Section 301 of the Code. In such case, the cash distribution will be treated as a dividend to the extent of our current and accumulated earnings and profits allocable to the distribution, and then as a recovery of basis to the extent of the U.S. holder’s tax basis in his or her shares (which, for these purposes, may include such stockholder’s tax basis in all of his or her shares rather than only the stockholder’s tax basis in his or her fractional share interest, although the law is not entirely clear), and finally as gain from the sale of stock.

We recommend that stockholders consult their own tax advisors to determine the extent to which their fractional share redemption is treated as a sale of the fractional share or as a distribution under Section 301 of the Code and the tax consequences thereof.

Amendment to the Amended and Restated 2015 Incentive Plan

The Board and Majority Holders have approved an incentive plan amendment to increase the number of shares reserved for issuance under the Plan from 900,000 to 3,000,000, after giving effect to the Reverse Stock Split.

Reasons for the Amendment and Effect of Amendment

In order to enable us to continue to offer meaningful equity-based incentives, as well as cash-based incentives, to our employees, officers, directors and consultants, our Board believes that it is both necessary and appropriate to increase the number of shares of our common stock available for these purposes. The text of the proposed amendment to the plan is attached hereto as Appendix B.

Accordingly, our Board has concluded that it is in the best interest of the Company and our stockholders to enact the amendment to the Plan.

In setting the number of proposed shares issuable under the amendment to our Plan, the Board considered a number of factors, including historical share usage and future share needs. The following are several factors that you should consider in evaluating the proposal to increase the share reserve under the Plan:

•	The Plan currently includes authorization for 900,000 shares, after giving effect to the Reverse Stock Split. As of the date of Written Consent, there were 131,347 shares, after giving effect to the Reverse Split, of our common stock remaining available for the grant of equity awards under the Plan. The additional 2,100,000 shares requested under the Plan, together with the remaining shares under the Plan, represent the shares the Company anticipates needing for the next two to three years under normal circumstances.

•	Although we must manage our share reserve under the possibility that the performance awards will be earned at the maximum level, this will only occur if we achieve the maximum performance under each metric in each award, which is not expected to be the case. Our actual share usage will also vary from our estimate based upon changes in market grant values, changes in the number of recipients, changes in our stock price, changes in the structure of our long-term incentive program, changes in our dividend rate and forfeitures of outstanding awards. We believe that the proposed share reserve reflects an appropriate balance between our desire to allow maximum flexibility in a competitive labor market and stockholder interests of limiting dilution.

Summary of the 2015 Incentive Plan

The material terms of the 2015 Incentive Plan, as amended, are described below. The following summary is qualified in its entirety by reference to the complete text of the 2015 Incentive Plan which is incorporated by reference to the complete text of the Amended and Restated 2015 Incentive Plan, which is incorporated by reference and was initially filed as Exhibit 10.10 to Form 10-12G filed on July 11, 2016 (File No. 000-55506), and subsequently amended as evidenced by Exhibit 10.1 to the Quarterly Report on Form 10-Q filed on August 9, 2017 (File No. 001-38128), and further amended as evidenced by Exhibit 10.1 to Form 8-K filed on June 4, 2020 (File No. 001-38128).

Purpose. The purpose of the 2015 Incentive Plan is to promote our success by linking the personal interests of our employees, officers, directors and consultants to those of our stockholders, and by providing participants with an incentive for outstanding performance.

Permissible Awards. The 2015 Incentive Plan authorizes the Board of Directors (or the Compensation Committee upon establishment by the Board of Directors) to grant awards in any of the following forms:

•	options to purchase shares of our common stock, which may be nonstatutory stock options or incentive stock options under the Internal Revenue Code. The exercise price of an option granted under the 2015 Incentive Plan may not be less than the fair market value of our common stock on the date of grant. Stock options granted under the 2015 Incentive Plan may not have a term longer than ten (10) years;

•	stock appreciation rights (“SARs”) which give the holder the right to receive the excess, if any, of the fair market value of one (1) share of our common stock on the date of exercise, over the base price of the stock appreciation right. The base price of a SAR may not be less than the fair market value of our common stock on the date of grant. SARs granted under the 2015 Incentive Plan may not have a term longer than ten (10) years;

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

•	restricted stock units, which represent the right to receive shares of our common stock (or an equivalent value in cash or other property) in the future, based upon the attainment of stated vesting or performance goals set by the Compensation Committee;

•	deferred stock units, which represent the right to receive shares of our common stock (or an equivalent value in cash or other property) in the future, generally without any vesting or performance restrictions;

•	other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants; and

•	cash-based awards in the discretion of the Compensation Committee, including cash-based performance awards.

All awards will be evidenced by a written award certificate between us and the participant, which will include such provisions as may be specified by the Compensation Committee, or, if not yet established, all of the independent members of our Board of Directors (the “Compensation Committee”). Dividend equivalent rights, which entitle the participant to payments in cash or property calculated by reference to the amount of dividends paid on the shares of stock underlying an award, may be granted with respect to awards other than options or SARs.

Awards to Non-Employee Directors. Awards granted under the 2015 Incentive Plan to our non-employee directors will be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time. The Compensation Committee may not make discretionary grants under the 2015 Incentive Plan to non-employee directors. The maximum aggregate number of shares associated with any award granted under the 2015 Incentive Plan in any calendar year to any one non-employee director is 100,000.

Shares Available for Awards; Adjustments. Subject to adjustment as provided in the 2015 Incentive Plan, the aggregate number of shares of our common stock reserved and available for issuance pursuant to awards granted under the 2015 Incentive Plan, as amended, is 9,000,000 (or 900,000 after giving effect to the Reverse Stock Split). Shares subject to awards that are canceled, terminated, forfeited, settled in cash, withheld to satisfy exercise prices or tax withholding obligations or otherwise not issued for any reason, including by reason of failure to achieve maximum performance goals, will again be available for awards under the 2015 Incentive Plan. In the event of a nonreciprocal transaction between us and our stockholders that causes the per share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2015 Incentive Plan will be adjusted proportionately, and the Compensation Committee must make such adjustments to the 2015 Incentive Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.

Limitations on Individual Awards. The maximum aggregate number of shares of common stock subject to stock-based awards that may be granted under the 2015 Incentive Plan, as amended, in any one calendar year to any one participant is as follows giving effect to the Reverse Stock Split and a prior board action to remove certain limitations under Section 162(m) under the Internal Revenue Code:

•	Options - 2,000,000

•	Stock appreciation rights - 2,000,000

•	Performance-based awards - 2,000,000

The maximum aggregate amount awarded or credited with respect to cash-based awards under the 2015 Incentive Plan, as amended, to any one participant in any one calendar year is $10,000,000. These limits are subject to anti-dilution adjustments in the event of stock splits, mergers, consolidations, stock dividends, recapitalizations and similar transactions, but may not otherwise be amended without stockholder approval.

Administration. The 2015 Incentive Plan will be administered by the Compensation Committee. The Compensation Committee will have the authority to grant awards; designate participants; determine the type or types of awards to be granted to each participant and the number of awards to be granted and the number of shares or dollar amount to which an award will relate and the terms and conditions thereof; prescribe the form of award; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2015 Plan; make all other decisions and determinations that may be required under the 2015 Incentive Plan and amend the 2015 Incentive Plan. Our Board of Directors may at any time administer the 2015 Incentive Plan. If it does so, it will have all the powers of the Compensation Committee under the 2015 Incentive Plan. In addition, our Board of Directors or Compensation Committee may expressly delegate to a special committee some or all of the Compensation Committee’s authority, within specified parameters, to grant awards to eligible participants who, at the time of grant, are not executive officers or directors.

Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution; provided, however, that nonstatutory stock options may be transferred without consideration to members of a participant’s immediate family, to trusts in which such immediate family members have more than fifty percent (50%) of the beneficial interest, to foundations in which such immediate family members (or the participant) control the management of assets, and to any other entity (including limited partnerships and limited liability companies) in which the immediate family members (or the participant) own more than fifty percent (50%) of the voting interest; and provided, further, that the Compensation Committee may permit other transfers (other than transfers for value) where the Compensation Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Treatment of Awards upon a Change in Control. Unless otherwise provided in an award certificate or any special plan document governing an award, upon the occurrence of a change in control of our company, (i) all outstanding options, SARs and other awards in the nature of rights that may be exercised will become fully exercisable; (ii) all time-based vesting restrictions on outstanding awards will lapse; and (iii) the payout opportunities attainable under all outstanding performance-based awards will vest based on target performance and the awards will pay out on a pro rata basis, based on the time elapsed prior to the change in control.

Discretionary Acceleration. The Compensation Committee may, in its discretion, accelerate the vesting and/or payment of any awards for any reason, subject to certain limitations under Section 409A of the Internal Revenue Code. The Compensation Committee may discriminate among participants or among awards in exercising such discretion.

Performance Goals. Options and SARs granted under the 2015 Incentive Plan, as amended, are designed to be exempt from the $1 million deduction limit imposed by Section 162(m). When granting any other award, the Compensation Committee may designate such award as a “qualified performance-based award” intended to qualify for the Section 162(m) exemption. If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for such award within the time period prescribed by Section 162(m) based on the relative or absolute attainment of specified goals related to one or more of the following business criteria, which may be determined pursuant to Generally Accepted Accounting Principles (“GAAP”) or on a non-GAAP basis:

- Revenue

- Sales

- Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

- Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

- Net income (before or after taxes, operating income or other income measures)

- Cash (cash flow, cash generation or other cash measures)

- Stock price or performance

- Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

- Economic value added

- Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

- Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales)

- Market share

- Improvements in capital structure

- Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

- Business expansion or consolidation (acquisitions, divestitures, in-licensing or product acquisitions)

- Clinical and regulatory milestones

- Corporate financing activities

- Supply, production and manufacturing milestones

- Corporate partnerships or strategic alliances

The goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Compensation Committee may specify that such performance measures shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation any one or more of the following (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) unusual or infrequently occurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; (g) any other specific, unusual or nonrecurring events, or objectively determinable category thereof, including discontinued operations or a change in our fiscal year; and (h) foreign exchange gains and losses.

Certain Transactions. Upon the occurrence or in anticipation of certain corporate events or extraordinary transactions, the Compensation Committee may also make discretionary adjustments to awards, including settling awards for cash, providing that awards will become fully vested and exercisable, providing for awards to be assumed or substituted, or modifying performance targets or periods for awards.

Termination and Amendment. The 2015 Incentive Plan will terminate on the tenth (10th) anniversary of its adoption, or, if the stockholders approve this proposal, the tenth (10th) anniversary of the date of such approval, unless earlier terminated by our Board of Directors or Compensation Committee. Our Board or Compensation Committee may, at any time and from time to time, terminate or amend the 2015 Incentive Plan, but if an amendment to the 2015 Incentive Plan would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. No termination or amendment of the 2015 Incentive Plan may adversely affect any award previously granted under the 2015 Incentive Plan without the written consent of the participant. Without the prior approval of our stockholders, and except as otherwise permitted by the anti-dilution provisions of the 2015 Incentive Plan, the 2015 Incentive Plan may not be amended to permit us to directly or indirectly reprice, replace or repurchase “underwater” options or SARs.

The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the stockholders or otherwise permitted by the anti-dilution provisions of the 2015 Incentive Plan, (i) the exercise price or base price of an option or SAR may not be reduced, directly or indirectly, (ii) an option or SAR may not be cancelled in exchange for cash, other awards, or options or SARS with an exercise price or base price that is less than the exercise price or base price of the original option or SAR, or otherwise, (iii) we may not repurchase an option or SAR for value (in cash or otherwise) from a participant if the current fair market value of the shares of our common stock underlying the option or SAR is lower than the exercise price or base price per share of the option or SAR, and (iv) the original term of an option or SAR may not be extended.

Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options and SARs cannot be repriced, directly or indirectly, without the prior consent of our stockholders. The exchange of an “underwater” option or stock appreciation right (i.e., an option or stock appreciation right having an exercise price or base price in excess of the current market value of the underlying stock) for cash or for another award would be considered an indirect repricing and would, therefore, require the prior consent of our stockholders.

Certain Federal Tax Effects

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant, exercise and vesting of awards under the 2015 Incentive Plan and the subsequent sale of common stock acquired under the 2015 Incentive Plan. The tax consequences of awards may vary depending upon the particular circumstances, and it should be noted that the income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

Nonstatutory Stock Options. There typically will be no federal income tax consequences to the optionee or to us upon the grant of a nonstatutory stock option under the 2015 Incentive Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of our common stock received upon exercise of the option at the time of exercise over the exercise price, and we will typically be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or to us upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two (2) years after the date the option was granted or one (1) year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price, and we would typically be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights. A participant receiving a stock appreciation right typically will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of our common stock received will be ordinary income to the participant and we will typically be allowed as a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, the participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of our common stock as of that date (less any amount he or she paid for the stock), and we will typically be allowed a corresponding federal income tax deduction at that time, subject to limitations in certain circumstances. If the participant files an election under Code Section 83(b) within thirty (30) days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will typically be allowed a corresponding federal income tax deduction, subject to limitations in certain circumstances at that time. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) election. To the extent unrestricted dividends are paid during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by us unless the participant has made a Section 83(b) election, in which case the dividends will thereafter be taxable to the participant as dividends and will not be deductible by us.

Stock Units. A participant typically will not recognize income, and we will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of our common stock (or the equivalent value in cash) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of our common stock or other property as of that date, and we will typically be allowed a corresponding federal income tax deduction at that time, subject to limitations in certain circumstances.

Cash-Based Performance Awards. A participant will not recognize income, and we will not be allowed a tax deduction, at the time a cash-based performance award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, the participant will recognize ordinary income equal to the cash received, and we will typically be allowed a corresponding federal income tax deduction at that time, subject to limitations in certain circumstances.

Existing Benefit Plans

Awards under the 2015 Incentive Plan are at the discretion of the Compensation Committee. Accordingly, future awards under the 2015 Incentive Plan are not determinable. No stock options have been issued under the 2015 Incentive Plan to any executive officers, employees, or directors.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information about our equity compensation plans as of September 30, 2022, and prior to giving effect to the Reverse Stock Split.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	270,000	$3.14	1,313,471
Equity compensation plans not approved by security holders	100,000	$0.13	-
Total	370,000		1,313,471

where you can find ADDITIONAL INFORMATION

We file reports with the SEC on an annual basis using Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SECs website address is http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our Internet website found at www.checkpointtx.com. Our stock is quoted on the Nasdaq Capital Market under the symbol “CKPT.”

Householding of Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” materials. This means that only one copy of our information statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the information statement to you if you contact us at: Checkpoint Therapeutics, Inc., 95 Sawyer Road, Suite 110, Waltham, MA 02453, Attn: Garrett Gray. You may also contact us at (781) 652-4500.

If you want to receive separate copies of information statements in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Incorporation of Information by Reference

The SEC allows us to “incorporate by reference” information into this information statement, which means that important information can be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this information statement, except for any information that is superseded by information included directly in this document.

The documents listed below that we have previously filed with the SEC are considered to be a part of this information statement (other than any portions of the filings that were furnished, under applicable SEC rules, rather than filed). They contain important business and financial information about us:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 28, 2022;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, previously filed with the SEC on May 12, 2022, August 12, 2022, and November 10, 2022, respectively; and

•	Our Current Reports on Form 8-K filed on May 12, 2022, June 15, 2022, June 16, 2022, July 21, 2022, August 12, 2022, November 4, 2022, and November 9, 2022.

We also incorporate by reference into this information statement each document filed with the SEC after the date of this information statement; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules will not be deemed incorporated by reference into this information statement. To the extent, however, required by the rules and regulations of the SEC, we will amend this information statement to include information filed after the date of this information statement.

In addition, we have incorporated by reference in this information statement the Amended and Restated 2015 Incentive Plan, as amended on August 9, 2017 and June 4, 2020. The Amended and Restated 2015 Incentive Plan was initially filed as Exhibit 10.10 to Form 10-12G filed on July 11, 2016 (File No. 000-55506), and subsequently amended as evidenced by Exhibit 10.1 to the Quarterly Report on Form 10-Q filed on August 9, 2017 (File No. 001-38128), and further amended as evidenced by Exhibit 10.1 to Form 8-K filed on June 4, 2020 (File No. 001-38128). The exhibits are available on the SEC’s website: www.sec.gov.

Index of Appendices

Appendix A: Certificate of Amendment of the Company’s Amended and Restated Certificate of Incorporation

Appendix B: Amendment to the Amended and Restated 2015 Incentive Plan

Appendix A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CHECKPOINT THERAPEUTICS, INC.

Checkpoint Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: That the Corporation’s original Certificate of Incorporation was filed on November 10, 2014.

SECOND: That the Board of Directors of the Corporation (the “Board”) duly adopted resolutions by written consent, after giving effect to the 10:1 reverse stock split, proposing and declaring advisable the amendment of the Amended and Restated Certificate of Incorporation of the Corporation, as follows:

RESOLVED, the first paragraph of ARTICLE IV of the Amended and Restated Certificate of Incorporation be replaced and amended in its entirety to read as follows:

1.               Common Stock. The total number of shares of capital stock that the Corporation shall have the authority to issue is fifty million (50,000,000) shares of Common Stock, with $0.0001 par value, of which seven hundred thousand (700,000) shares are designated as Class A Common Stock (the “Class A Common Stock”). The powers, preferences and relative participating, optional and other special rights of the respective classes of the Corporation’s capital stock or the holders thereof and the qualifications, limitations and restrictions thereof are as follows:

THIRD: Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, every ten (10) issued and outstanding shares or shares held by the Corporation as treasury stock of the Corporation’s common stock, par value $0.0001 per share, as of the date and time immediately preceding the Effective Time (the “Old Shares”), shall automatically be reclassified as and converted into one (1) validly issued, fully paid and non-assessable share of common stock of the Corporation (the “New Shares”) without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). Further, every right, option and warrant to acquire Old Shares outstanding immediately prior to the Effective Time shall, as of the Effective Time and without any further action, automatically be reclassified into the right to acquire one (1) New Share based on the conversion ratio of shares of Old Shares to New Shares set forth in the preceding sentence, but otherwise upon the terms of such right, option or warrant (except that the exercise or purchase price of such right, option or warrant shall be proportionately adjusted).

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No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the product obtained by multiplying (a) the closing price per share of the Common Stock as reported on the Nasdaq Stock Market as of the date of the Effective Time, by (b) the fraction of one share owned by the stockholder.

FOURTH: Each holder of record of a certificate which immediately prior to the last trading day preceding the date of the Split Effective Time (the “Split Effective Date”) represents Old Shares (the “Old Certificates”) shall be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate (the “New Certificates”) representing the number of whole shares of common stock into and for which the shares formerly represented by such Old Certificates so surrendered are exchangeable. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof.

FIFTH: That the stockholders of the Corporation approved and adopted such amendments by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

SIXTH: That such amendment of the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this __ day of ___, 2022.

CHECKPOINT THERAPEUTICS, INC.

By:
James F. Oliviero, President and CEO

[Signature Page to Certificate of Amendment of Certificate of Incorporation of Checkpoint Therapeutics, Inc.]

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Appendix B

AMENDMENT TO THE

CHECKPOINT THERAPEUTICS, INC.

AMENDED AND RESTATED 2015 INCENTIVE PLAN

This Amendment to the Checkpoint Therapeutics, Inc. Amended and Restated 2015 Incentive Plan (the “Plan”), is hereby adopted, effective as of the date indicated below.

WITNESETH:

WHEREAS, Checkpoint Therapeutics, Inc. (the “Corporation”) maintains the Plan, and the Plan is currently in effect; and

WHEREAS, Section 16.1 of the Plan authorizes the Board or the Committee (as defined in the Plan) to amend the Plan, subject to certain limitations, including stockholder approval for certain amendments; and

WHEREAS, the Board has approved and authorized this Amendment to the Plan and has recommended that the stockholders of the Corporation approve this Amendment;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of [DATE]:

1. Section 5.1. of the Plan is hereby amended by increasing the share references in such section from 900,000 to 3,000,000, so that such section reads in its entirety as follows:

“5.1. NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 3,000,000. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 3,000,000.”

2. Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.

The foregoing is hereby acknowledged as being the Amendment to the Checkpoint Therapeutics, Inc. Amended and Restated 2015 Incentive Plan, as adopted by the Board on November 3, 2022, and approved by the Corporation’s stockholders on November 3, 2022.

CHECKPOINT THERAPEUTICS, INC.

By:
James F. Oliviero, President and CEO